UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2007

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007, the Board of Directors (the "Board") of Credit Acceptance Corporation (the "Company") nominated and appointed Scott J. Vassalluzzo to fill the Board vacancy created by the March 15, 2007 resignation of Harry Craig.

Mr. Vassalluzzo is a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Vassalluzzo joined Prescott Investors in 1998 as an equity analyst and became a General Partner in 2000. Prior to 1998, Mr. Vassalluzzo worked in public accounting.

As of March 20, 2007, Mr. Vassalluzzo beneficially owned 4,132,746 of the Company’s common stock, including 4,092,746 shares beneficially owned in his capacity as investment manager for certain managed accounts.

There are no arrangements or understandings between Mr. Vassalluzzo and the Company or any other persons pursuant to which he was selected as a director. There are no transactions or proposed transactions to which the Company was or is a party in which Mr. Vassalluzzo has a direct or indirect material interest. Mr. Vassalluzzo is expected to be appointed to serve on the Audit Committee of the Board, the Executive Compensation Committee, and the Nominating Committee. Mr. Vassalluzzo will be compensated as a director pursuant to the Company’s compensation policy for non-employee directors and is not receiving any compensation in connection with his appointment to the Board.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated March 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

March 21, 2007	By:	/s/ Kenneth S. Booth

Name: Kenneth S. Booth
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 21, 2007.